Exhibit 1.6

Form of Special Resolutions Amending the Memorandum and Articles of Peace Arch Entertainment Group Inc. adopted February 11, 2004 to be filed with British Columbia Registrar of Companies.

PROVINCE OF BRITISH COLUMBIA

FORM 19

(Section 348)

COMPANY ACT

SPECIAL RESOLUTION

Certificate of

Incorporation No. 316345

The following special resolutions were passed by the company referred to below on the date stated:

Name of company:

PEACE ARCH ENTERTAINMENT GROUP INC.

Date resolutions passed:

February 11, 2004

Resolution:

“BE IT RESOLVED as a special resolution that:

1.

the special rights and restrictions attached to the Class A Multiple Voting Shares without par value, of which 939,374 are issued as at January 1, 2004, and to the Class B Subordinate Voting Shares without par value, of which 16,344,305 are issued as at January 1, 2004, be abrogated and that such shares be named and designated as common shares without par value;

2.

paragraph 2 of the Memorandum be altered to read:

“2.

The authorized capital of the Company consists of 225,000,000 shares without par value divided into:

(a)

200,000,000 common shares without par value; and

(b)

25,000,000 preference shares without par value having the special rights and restrictions set out in Part 27 of the Articles of the Company.”;

3.

the Memorandum of the Company be altered so that it shall be in the form presented to the meeting and attached as Exhibit I to the minutes of the meeting;

4.

the Articles of the Company be altered by deleting Part 28 – Class A Multiple Voting Shares and Class B Subordinate Voting Shares in its entirety;

5.

any one director or officer of the Company be and is hereby authorized and directed to execute and deliver under the corporate seal or otherwise all such deeds, documents, instruments and assurances and to do all such acts and things as in his/her opinion may be necessary or desirable to give effect to this special resolution; and

6.

the Company’s directors be authorized to decline to implement the special resolution before the special  resolution is filed with the British Columbia Registrar of Companies should they, for any valid reason whatsoever, deem it appropriate.”

AND:

Resolution:

“BE IT RESOLVED as a special resolution that:

1.

the Company’s Articles be altered by deleting Article 29 “Restrictions on the Issue and Transfer of Shares” in its entirety; and

2

the Company’s directors be authorized to decline to implement the special resolution before the special resolution is filed with the British Columbia Registrar of Companies should they, for any valid reason whatsoever, deem it appropriate.”

Certified a true copy the 17TH  day of February, 2004.

RICHARD WATSON

(Signature)

SECRETARY& DIRECTOR

(Relationship to company)

EXHIBIT I

FORM 1 (Section 5)

COMPANY ACT

ALTERED MEMORANDUM

(as Altered by Special Resolution passed February 11, 2004)

1.

The name of the Company is “Peace Arch Entertainment Group Inc.”

2.

The authorized capital of the Company consists of 225,000,000 shares without par value divided into:

a.

200,000,000 common shares without par value; and

b.

25,000,000 preference shares without par value having the special rights and restrictions set out in Part 27 of the Articles of the Company